UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

June 21, 2023

Date of report (Date of earliest event reported)

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Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed on June 27, 2023 (the “Original 8-K”), on June 21, 2023, the Board of Directors of Agile Therapeutics, Inc. (the “Company”) appointed Scott Coiante to serve as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, effective August 16, 2023. In connection with such appointment, Mr. Coiante and the Company entered into an employment agreement, dated as of August 16, 2023 (the “Employment Agreement”). This Current Report on Form 8-K/A amends and supplements the Original 8-K filed by the Company, and is being filed to provide information required pursuant to Item 5.02 of Form 8-K.

Pursuant to the terms of the Employment Agreement, Mr. Coiante will receive an initial annual base salary of $430,000 and will be eligible to participate in the Company’s benefit and compensation plans, including the Company’s annual bonus plan and the 2023 Equity Incentive Compensation Plan. Mr. Coiante’s target annual bonus is 45% of his base salary, which, for 2023, shall be pro-rated for Mr. Coiante’s actual period of service in 2023.

Mr. Coiante will also receive an equity award (the “Inducement Grant”) in the form of restricted stock units in respect of 20,000 shares of the Company’s common stock (“Shares”) on or within 30 days of August 16, 2023. The Inducement Grant will be governed by the terms of an individual award agreement, but further governed by the terms of the 2023 Equity Incentive Compensation Plan. The Inducement Grant will vest on a four-year vesting schedule, with 25% of the Shares subject to the option vesting on the first four anniversaries of the date that the Inducement Grant is granted, subject to Mr. Coiante’s continued employment with the Company on each vesting date and subject to accelerated vesting in the event of a change in control.

The Employment Agreement provides that all incentive compensation payable to Mr. Coiante under the Employment Agreement is subject to any clawback policy implemented by our board of directors and all other applicable Company policies.

Severance

The Employment Agreement provides for payments in the event the Company terminates Mr. Coiante’s employment without “reasonable cause” or if Mr. Coiante resigns for “good reason,” or if Mr. Coiante’s employment is terminated due to “disability,” each as defined in the Employment Agreement, provided that Mr. Coiante executes and does not revoke a release of claims in favor of the Company (each, a “Qualifying Termination”).

If a Qualifying Termination occurs outside the context of a change of control (as defined in the Employment Agreement), for 12 months, Mr. Coiante will be entitled to (i) continued payment of base salary and (ii) reimbursement of COBRA premiums in an amount equal to the employer portion of premiums for health coverage of active employees.  If, however, such a Qualifying Termination occurs on the date of, or within 12 months following, a change of control, such period of severance will be 18 months instead of 12 months, cash severance will be paid in a lump sum (instead of over time) and any of Mr. Coiante’s then-outstanding and unvested equity awards will become vested.  In the event of a change of control following Mr. Coiante’s Qualifying Termination, any base salary continuation payments still due to Mr. Coiante will be paid in full upon the change of control. Mr. Coiante is additionally entitled to similar severance in the event of a termination due to disability under the Employment Agreement.

Restrictive Covenants

The Employment Agreement includes non-competition and non-solicitation of employees and customers restrictions on Mr. Coiante during the term of employment and for 18-months after Mr. Coiante’s termination of employment in the event of a termination without cause or for good reason upon or within 12 months following a change of control and 12 months in all other cases.

The Employment Agreement also includes a perpetual confidentiality covenant and assignment of inventions.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition to the foregoing, as previously disclosed in the Original 8-K, on June 21, 2023, the Company and Jason Butch came to a mutual agreement pursuant to which Mr. Butch separated from service as the Chief Accounting Officer of the Company, effective August 15, 2023.  On August 17, 2023, the Company entered into a Transition and Separation Agreement with Mr. Butch (the “Separation Agreement”), providing for a mutual release of claims and in consideration for such release (and not revoking such release), Mr. Butch will be entitled to receive 6 months of continued base salary and health care continuation subsidies as severance payments and benefits contemplated by his Employment Agreement on a termination by the Company without cause as well as an extended 90 day period post-employment during which he may exercise his vested options to purchase Shares. Mr. Butch is additionally bound by confidentiality, non-solicitation and non-competition covenants.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed with the Company's next Quarterly Report on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated August 16, 2023, by and between Agile Therapeutics, Inc. and Scott Coiante.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: August 22, 2023	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and Chief Executive Officer